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                                                                   EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Regions Financial Corporation for the registration of 849,590 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1998 (except for Note Q as to which the date is February 13, 1998) with respect to the consolidated financial statements of Regions Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and our report dated July 31, 1998 (except for Note Q as to which the date is November 3, 1998) with respect to the supplemental consolidated financial statements of Regions Financial Corporation included in its Current Report on Form 8-K dated November 6, 1998, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Birmingham, Alabama
January 11, 1999